Exhibit 99.1

NATIONAL AMERICAN UNIVERSITY HOLDINGS, INC. REPORTS FISCAL 2014 FIRST QUARTER RESULTS

Company to host conference call on October 3, 2013, at 11:00 a.m. EDT

Financial and Operational Highlights

•	Enrollment by headcount increased 3.8% over the prior-year period to 10,743 students as of August 31, 2013.

•	FY 2014 first quarter total revenue increased 5.0% to $30.9 million from $29.5 million in the prior-year period. The Company’s academic segment’s revenue was $30.4 million in the FY 2014 first quarter, compared to $29.2 million in the prior-year period.

•	FY 2014 first quarter net loss attributable to the Company was $0.3 million, compared to $0.2 million in the prior-year period, primarily due to increased selling, general and administrative (SG&A) expenses associated with the hiring of additional admissions advisors to better support NAU’s enrollment goals. FY 2014 first quarter EBITDA was $1.2 million, compared to $1.4 million in the prior-year period.

•	The Board of Directors declared a cash dividend in the amount of $0.045 per share, up 12.5% from the prior quarter, on all shares of the Company’s common stock outstanding and of record as of the close of business on September 30, 2013, which will be paid on or about October 11, 2013.

•	Balance sheet at August 31, 2013, included cash and cash equivalents and investments of $32.0 million; working capital of $24.4 million; no outstanding lending debt; and stockholders’ equity of $49.8 million.

Rapid City, South Dakota, October 2, 2013 — National American University Holdings, Inc. (the “Company”) (NASDAQ: NAUH), which through its wholly owned subsidiary operates National American University (“NAU”), a regionally accredited, proprietary, multi-campus institution of higher learning, today reported unaudited financial results for its FY 2014 first quarter ended August 31, 2013.

Ronald L. Shape, Ed.D., Chief Executive Officer of the Company, commented, “We are pleased with the increase in enrollment growth that we achieved in the summer 2013 term, which tends to be a seasonally weaker period. NAU’s enrollment during the summer 2013 term increased 3.8% to 10,743 students. However, higher SG&A expenses associated with hiring additional admissions advisors impacted our bottom line. We expect the additional admissions advisors will enable us to support our enrollment goals for the remainder of this fiscal year as they continue to gain experience but will also result in pressure on new student enrollments and resulting total student enrollments in the short term. As we continue to focus on growing enrollments at our existing locations, we also continue working to improve efficiencies in our other operational support areas. As such, we have launched cost reduction measures consistent with our focus to grow our existing locations, versus geographic expansion, which includes an initial reduction of 40 positions in our operational support area. We anticipate these adjustments will result in annual savings of approximately $2.4 million. Throughout this process, we remain cognizant of and dedicated to providing our students with quality education and ensuring they have the support they need to be successful in achieving their goals.”

Operating Review

NAU currently leases 37 physical properties in the states of Colorado, Indiana, Kansas, Minnesota, Missouri, Nebraska, New Mexico, Oklahoma, Oregon, South Dakota and Texas. Several sites operate as hybrid learning centers in strategic geographic locations. These centers utilize physical facilities through which the university provides face-to-face support services as students participate in select, traditional classroom courses while completing their remaining coursework online.

Of NAU’s 37 locations, the following sites are pending regulatory approvals:

•	Roueche Graduate Center in Austin, TX

•	Houston, TX

National American University Holdings, Inc.

October 2, 2013

3.8% Enrollment Increase

Total NAU student enrollment for the summer term of 2013 increased 3.8% to 10,743 students, up from 10,350 during the prior summer term. Students enrolled in 92,106 credit hours compared to 89,363 credit hours during the prior summer term. The current average age of NAU’s students continues to be in the mid-30s, with those seeking undergraduate degrees remaining the highest portion of NAU’s student population.

The following is a summary of student enrollment at August 31, 2013, and August 31, 2012, by degree level and by instructional delivery method:

	August 31, 2013		August 31, 2012
	No. of Students	% of Total	No. of Students	% of Total
Graduate	339	3.2%	338	3.3%
Undergraduate and Diploma	10,404	96.8%	10,012	96.7%

Total	10,743	100.0%	10,350	100.0%

	August 31, 2013		August 31, 2012
	No. of Students	% of Total	No. of Students	% of Total
Online	6,592	61.4%	6,068	58.6%
On-Campus	2,357	21.9%	2,536	24.5%
Hybrid	1,794	16.7%	1,746	16.9%

Total	10,743	100.0%	10,350	100.0%

Financial Review

The Company, through its wholly owned subsidiary, operates in two business segments: the academic segment, which consists of NAU’s undergraduate and graduate education programs and contributes the primary portion of the Company’s revenue; and ownership in multiple apartments and condominium complexes from which it derives sales and rental income. The real estate operations generated approximately 1.6% of revenues for the quarter ended August 31, 2013.

Fiscal 2014 First Quarter Financial Results

•	Total revenues for the FY 2014 first quarter increased 5.0% to $30.9 million from $29.5 million for the same period last year. As a result of NAU’s enrollment growth, the academic segment’s total revenue increased 4.3% to $30.4 million from $29.2 million in the prior-year period.

•	For the FY 2014 first quarter, educational services expense was $7.0 million, or 23.0% of the academic segment’s total revenue, compared to $7.1 million, or 24.5%, for the FY 2013 first quarter. The decrease as a percentage of total revenue was the result of economies of scale being realized with the expansion of NAU’s physical footprint and increased student-instructor ratios.

Educational services expense specifically relates to the academic segment, and includes salaries and benefits of faculty and academic administrators, costs of educational supplies, facility costs, faculty reference and support material and related academic costs.

•	During the FY 2014 first quarter, SG&A expenses were $22.2 million, or 71.8% of total revenues, compared to $20.4 million, or 69.3%, in the prior-year period. The increase was primarily a result of increased expenses associated with the hiring of additional admissions advisors to better support its growing student population, general marketing expenses, and expenses related to developing the 11 locations that have been in existence for under two years.

•	Loss before income taxes and non-controlling interest for the FY 2014 first quarter was $0.5 million, compared to $0.2 million for the same period last year. This increase in losses was largely due to higher SG&A expenses.

National American University Holdings, Inc.

October 2, 2013

•	Net loss attributable to the Company for the FY 2014 first quarter was $0.3 million, or $0.01 per diluted share based on 25.1 million shares outstanding, compared to $0.2 million, or $0.01 per diluted share based on 25.6 million shares outstanding, in the prior-year period.

•	EBITDA for the FY 2014 first quarter was $1.2 million, compared to $1.4 million in the prior-year period. A table reconciling EBITDA to net income can be found at the end of this release.

Balance Sheet Highlights

(in millions except for percentages)	8/31/2013	5/31/2013	% Change
Cash and Cash Equivalents/Investments	$32.0	$31.9	0.3%
Working Capital	24.4	23.8	2.3%
Total Long-term Debt	0	0	N/A
Stockholders’ Equity	49.8	50.8	-2.0%

Quarterly Dividend

The Board of Directors declared a cash dividend in the amount of $0.045 per share on all shares of the Company’s common stock outstanding and of record as of the close of business on September 30, 2013, to be paid on or about October 11, 2013.

Conference Call Information

Management will discuss these results in a conference call (with accompanying presentation) on October 3, 2013, at 11:00 a.m. EDT.

The dial-in numbers are:

(877) 407-9078 (U.S.)

(201) 493-6745 (International)

Accompanying Slide Presentation and Webcast

The Company will also have an accompanying slide presentation available in PDF format at the “Investor Relations” section of the NAU website at http://www.national.edu/InvestorRelations. The presentation will be made available 30 minutes prior to the conference call. In addition, the call will be simultaneously webcast over the Internet via the “Investor Relations” section of the NAU website or by clicking on the conference call link: http://national.equisolvewebcast.com/q1-2014.

About National American University Holdings, Inc.

National American University Holdings, Inc., through its wholly owned subsidiary, operates National American University (“NAU”), a regionally accredited, proprietary, multi-campus institution of higher learning offering associate, bachelor’s, master’s, and doctoral degree programs in technical and professional disciplines. Accredited by The Higher Learning Commission and a member of the North Central Association of Colleges and Schools, NAU has been providing technical and professional career education since 1941. NAU opened its first campus in Rapid City, South Dakota, and has since grown to multiple locations throughout the central United States. In 1998, NAU began offering online courses. Today, NAU offers degree programs in traditional, online, and hybrid formats, which provide students increased flexibility to take courses at times and places convenient to their busy lifestyles.

National American University Holdings, Inc.

October 2, 2013

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the Company’s business. Statements made in this release, other than those concerning historical financial information, may be considered forward-looking statements, which speak only as of the date of this release and are based on current beliefs and expectations and involve a number of assumptions. These forward-looking statements include outlooks or expectations for earnings, revenues, expenses or other future financial or business performance, strategies or expectations, or the impact of legal or regulatory matters on business, results of operations or financial condition. Specifically, forward-looking statements may include statements relating to the future financial performance of the Company; the ability to continue to receive Title IV funds; the growth of the market for the Company’s services; expansion plans and opportunities; consolidation in the market for the Company’s services generally; and other statements preceded by, followed by or that include the words “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions. These forward-looking statements involve a number of known and unknown risks and uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by those forward-looking statements. Other factors that could cause the Company’s results to differ materially from those contained in its forward-looking statements are included under, among others, the heading “Risk Factors” in the Company’s Annual Report on Form 10-K, which was filed on August 2, 2013, and in its other filings with the Securities and Exchange Commission. The Company assumes no obligation to update the information contained in this release.

Contact Information:

National American University Holdings, Inc.

Dr. Ronald Shape

605-721-5220

rshape@national.edu

Investor Relations Counsel

The Equity Group Inc.

Carolyne Yu

415-568-2255

cyu@equityny.com

Adam Prior

212-836-9606

aprior@equityny.com

NATIONAL AMERICAN UNIVERSITY HOLDINGS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

FOR THE THREE MONTHS ENDED AUGUST 31, 2013 AND 2012

(In thousands except share data)

	Three Months Ended
	August 31,
	2013	2012
REVENUE:
Academic revenue	$27,650	$26,477
Auxiliary revenue	2,772	2,699
Rental income — apartments	287	274
Condominium sales	220	0

Total revenue	30,929	29,450

OPERATING EXPENSES:
Cost of educational services	7,005	7,135
Selling, general and administrative	22,222	20,421
Auxiliary expense	1,970	1,843
Cost of condominium sales	191	0
(Gain) loss on disposition of property	(97)	73

Total operating expenses	31,291	29,472

OPERATING LOSS	(362)	(22)

OTHER INCOME (EXPENSE):
Interest income	26	31
Interest expense	(252)	(253)
Other income — net	44	35

Total other expense	(182)	(187)

LOSS BEFORE INCOME TAXES	(544)	(209)
INCOME TAX BENEFIT	178	58

NET LOSS	(366)	(151)
NET LOSS (INCOME) ATTRIBUTABLE TO NON-CONTROLLING INTEREST	37	(13)

NET LOSS ATTRIBUTABLE TO NATIONAL AMERICAN UNIVERSITY HOLDINGS, INC. AND SUBSIDIARIES	(329)	(164)
OTHER COMPREHENSIVE LOSS —
Unrealized losses on investments, before tax	(5)	(22)
Reclassification to earnings (other income) - net of realized losses	0	0

OTHER COMPREHENSIVE LOSS, NET OF TAX	(5)	(22)

COMPREHENSIVE LOSS ATTRIBUTABLE TO NATIONAL AMERICAN UNIVERSITY HOLDINGS, INC.	$(334)	$(186)

Basic net loss attributable to National American University Holdings, Inc.	$(0.01)	$(0.01)
Diluted net loss attributable to National American University Holdings, Inc.	$(0.01)	$(0.01)
Basic weighted average shares outstanding	25,056,382	25,574,478
Diluted weighted average shares outstanding	25,056,382	25,574,478

NATIONAL AMERICAN UNIVERSITY HOLDINGS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET

AS OF AUGUST 31, 2013 AND CONDENSED

CONSOLIDATED BALANCE SHEET AS OF MAY 31, 2013

(In thousands except share data)

	August 31,	May 31,
	2013	2013
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$8,742	$11,130
Available for sale investments	23,235	20,748
Student receivables - net of allowance of $689 and $870 at August 31, 2013 and May 31, 2013, respectively	2,867	3,628
Other receivables	519	722
Income tax receivable	355	122
Deferred income taxes	1,279	1,353
Prepaid and other current assets	1,356	841

Total current assets	38,353	38,544

Total property and equipment - net	43,858	44,944

OTHER ASSETS:
Condominium inventory	1,257	1,778
Land held for future development	312	312
Course development - net of accumulated amortization of $2,154 and $2,066 at August 31, 2013 and May 31, 2013, respectively	1,125	1,107
Other	1,373	1,397

	4,067	4,594

TOTAL	$86,278	$88,082
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of capital lease payable	$73	$66
Accounts payable	4,567	5,403
Dividends payable	1,131	1,004
Student accounts payable	1,236	1,067
Deferred income	215	195
Accrued and other liabilities	6,747	6,966

Total current liabilities	13,969	14,701

DEFERRED INCOME TAXES	5,600	5,720

OTHER LONG-TERM LIABILITIES	6,549	6,479

CAPITAL LEASE PAYABLE, NET OF CURRENT PORTION	10,374	10,394

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Common stock, $0.0001 par value (50,000,000 authorized; 28,138,905 issued and 25,085,074 outstanding as of August 31, 2013; 28,090,269 issued and 25,047,086 outstanding as of May 31, 2013	3	3
Additional paid-in capital	58,193	57,656
Retained earnings	11,153	12,610
Treasury stock, at cost (3,053,831 shares at August 31, 2013 and 3,043,183 at May 31, 2013)	(19,399)	(19,359)
Accumulated other comprehensive income, net of taxes - unrealized gain on available for sale securities	2	7

Total National American University Holdings, Inc. stockholders’ equity	49,952	50,917

Non-controlling interest	(166)	(129)
Total equity	49,786	50,788

TOTAL	$86,278	$88,082

The following table provides a reconciliation of net income attributable to the Company to EBITDA:

	Three Months Ended August 31,
	2013	2012
	(dollars in thousands)
Net Income attributable to the Company	($329)	($164)
Income (Loss) attributable to non-controlling interest	(37)	13
Interest Income	(26)	(31)
Interest Expense	252	253
Income Taxes	(178)	(58)
Depreciation and Amortization	1,551	1,351

EBITDA	$1,233	$1,364

EBITDA consists of income attributable to the Company, less income from non-controlling interest, plus loss from non-controlling interest, minus interest income, plus interest expense (which is not related to any debt but to the accounting required for the capital lease), plus income taxes, plus depreciation and amortization. The Company uses EBITDA as a measure of operating performance. However, EBITDA is not a recognized measurement under U.S. generally accepted accounting principles, or GAAP, and when analyzing its operating performance, investors should use EBITDA in addition to, and not as an alternative for, income as determined in accordance with GAAP. Because not all companies use identical calculations, the Company’s presentation of EBITDA may not be comparable to similarly titled measures of other companies and is therefore limited as a comparative measure. Furthermore, as an analytical tool, EBITDA has additional limitations, including that (a) it is not intended to be a measure of free cash flow, as it does not consider certain cash requirements such as tax payments; (b) it does not reflect changes in, or cash requirements for, its working capital needs; and (c) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized often will have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements, or future requirements for capital expenditures or contractual commitments. To compensate for these limitations, the Company evaluates its profitability by considering the economic effect of the excluded expense items independently as well as in connection with its analysis of cash flows from operations and through the use of other financial measures.

The Company believes EBITDA is useful to an investor in evaluating its operating performance because it is widely used to measure a company’s operating performance without regard to certain non-cash expenses (such as depreciation and amortization) and expenses that are not reflective of its core operating results over time. The Company believes EBITDA presents a meaningful measure of corporate performance exclusive of its capital structure, the method by which assets were acquired and non-cash charges, and provides us with additional useful information to measure its performance on a consistent basis, particularly with respect to changes in performance from period to period.